Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Emerging Markets Growth Fund
	72DD		73A		74U       	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,703,901	0.15		11,649,486	24.55
Class B	18,091		0.01		1,769,523	21.99
Class C	167,163         0.03		5,718,621	21.86
Class I	2,472,045       0.20		11,102,225	25.51



Evergreen Global Large Cap Equity Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,243,626	0.21		5,648,415	16.30
Class B	0		0.00		415,336		15.05
Class C	67,335		0.07		940,931		14.95
Class I	38,189		0.27		117,713		16.82




Evergreen Global Opportunities Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		12,386,930	32.22
Class B	0		0		2,789,172	27.27
Class C	0		0		4,141,437	27.41
Class I	0		0		1,752,138	34.29




Evergreen International Equity Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	17,481,084	0.26		56,361,889	10.16
Class B	1,036,163	0.17		5,768,241	9.84
Class C	1,880,635	0.18		9,968,078	9.82
Class I	61,458,225	0.30		141,389,862	10.27
Class R	194,712		0.25		679,804		10.00




Evergreen Intrinsic World Equity Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,493,551	0.13		9,805,919	21.54
Class B	359		0.14		2,184		21.37
Class C	156		0.17		1,892		21.33
Class I	593,467		0.20		153,060		21.52



Evergreen Precious Metals Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	8,464,889	66.00
Class B		0		0	1,461,426	62.45
Class C		0		0	4,804,957	62.00
Class I		0		0	173,154		65.77